Exhibit 10.5

Dated 12 Sep 2023

HANG LUNG REAL ESTATE AGENCY LIMITED

(as agent for

STAR PLAY DEVELOPMENT LIMITED)

and

LAW’S BUSINESS ACCOUNTING LIMITED

(羅氏商務會計有限公司)

TENANCY AGREEMENT

of

All That Office No. 1815 on the 18”’ Floor of Hollywood

Plaza at No.610 Nathan Road Kowloon erected on

Kowloon Inland Lot No.11024.

AGREEMENT

Parties	THIS AGREEMENT is made 12 Sep 2023

BETWEEN (i) the person firm or company detailed as the Landlord in Part I of the Schedule hereto (hereinafter referred to as the “Landlord”) of the first part and (ii) the person firm or company detailed as the Tenant in Part I of the Schedule hereto (hereinafter referred to as the “Tenant”) of the second part.

WHEREBY IT IS AGREED as follows:-

SECTION I

I.	PREMISES, TERM, RENT AND OTHER CHARGES :-

Premises Term Rent and other charges	1.01	The Landlord shall let and the Tenant shall take ALL THAT the Premises (hereinafter referred to as the “Premises”) forming part of that building (hereinafter referred to as the “Building”), the Premises and the Building are more particularly described and set out in Part II of the Schedule hereto Together with the use in common with the Landlord and all others having the like right of the entrances staircases landings passages lifts escalators and toilets designated by the Landlord in the Building in so far as the same are necessary for the proper use and enjoyment of the Premises and except in so far as the Landlord may from time to time restrict such use for the Term set forth in Part III of the Schedule hereto (hereinafter referred to as the “Term”) YIELDING AND PAYING therefor throughout the Term the rent (hereinafter referred to as the “Rent”) in such manner set forth in Part IV of the Schedule hereto, government rates, management fees and other charges and outgoings from time to time payable in accordance with the provisions herein clear of all deductions and without set-off.

User	1.02

The Tenant agrees to use the Premises only for the purpose set forth in Part VI of the Schedule hereto and not for any other purpose Provided that the Landlord does not represent or warrant that the Premises are suitable for the use or purpose specified in Part VI of the Schedule hereto or for any other particular purposes or that the requisite approval(s), licence(s), permit(s), consent(s) and waiver(s) (if any) can be obtained for such use or purpose. Upon signing of this Agreement, the Tenant shall be deemed to have satisfied itself that the Premises are suitable for the purpose for which the Tenant proposes to use.

Business name	1.03

The Tenant agrees to use the Premises under the business name more particularly described in Part VI of the Schedule hereto and not to use or permit or suffer the Premises or any part thereof to be used for or in connection with any other business name except with the prior consent in writing of the Landlord.

Licence or Permit for the use of the Premises	1.04	The Tenant shall at all times and at its own costs and expenses apply for all requisite approval(s), licence(s) permit(s), consent(s) and waiver(s) from all Government and public authorities in respect of its carrying on the Tenant’s trade or business and the Tenant shall at all times and at its own cost maintain and renew such approval(s), licence(s) permit(s), consent(s) and waiver(s) during the Term and shall also execute and comply with all Ordinances, regulations, orders, notices and rules made by all Government and public authorities in connection with the conduct of the Tenant’s trade or business in the Premises and/or any activity or installation of the Tenant in the Premises. At the expiration or sooner determination of the Term, the Tenant shall, upon request by the Landlord, transfer the said approval(s), licence(s), permit(s), consent(s) and waiver(s) for that specific purpose, to the Landlord or such person(s) or corporation(s) as directed or designated by the Landlord and, if no such request shall be made by the Landlord, the Tenant shall at its own expenses terminate and cancel the said approval(s), licence(s) permit(s), consent(s) and waiver(s) for that specific purpose and the failure to do so shall constitute a material breach of this Agreement on the part of the Tenant. The Tenant further agrees to indemnify and keep the Landlord indemnified against and in respect of any breach by the Tenant of this provision.

Objection against the use of the Premises	1.05	If the manager appointed for the management and maintenance of the Building (hereinafter referred to as the “Manager”) or any of the lawful authorities shall at any time during the Term of this Agreement make any complaint opposition objection or protest against the use of the Premises the Tenant shall forthwith cease to use the Premises in the manner which gives rise to the said complaint opposition objection or protest.

No warranty as to the Tenant’s intended user	1.06

TI1e Landlord gives no warranty as to the intended user of the Premises by the Tenant permitted under this Agreement. The Tenant is wholly responsible to ensure that its intended user of the Premises and its operation of business in the Premises and all related matters are permitted by the relevant Governmental authorities. For the avoidance of doubt, in the event that the intended user of the Premises is not permitted by any of the relevant Governmental authorities, the Tenant agrees and acknowledges that the Tenant shall have no claim of loss, damages or compensation whatsoever against the Landlord.

SECTION II

PAYMENT OF RENT AND OTHER CHARGES

2.	The Tenant agrees with the Landlord as follows:-

Rent	2.01

To pay to the Landlord the Rent promptly on the days and in the manner stipulated herein or in such other manner as may be required by the Landlord for payment thereof without any deduction or set-off therefrom;

Management fees and other service charges	2.02	To punctually pay to the Landlord throughout the Term the management fees and for the provision of service and maintenance relating to the Premises in the manner stipulated herein or by the Landlord for payment thereof the current rate of which is set forth in Part IV of the Schedule hereto (hereinafter referred to as the “management fees”). The management fees shall from time to time be adjusted and determined by the Landlord or the Manager as provided in Part IV of the Schedule hereto whose decision shall be final and conclusive relating to the Premises. For the avoidance of doubt, the parties agree that the management fees shall be subject to increase or adjustment at any time during the Term upon the Landlord or the Manager or their authorised agents giving to the Tenant prior notice in writing of such increase or adjustment; there shall be no restriction on the number of occasions upon which the Landlord or the Manager or their authorised agents may call for an increase or adjustment in the management fees. The Landlord’s or the Manager’s determination of the new rate of the management fees shall be final and conclusive;

Government Rates	2.03	To pay (as from the commencement of the Term) and discharge punctually all government rates in respect of the Premises quarterly in advance within the months of January, April, July and October (or any earlier dates stipulated by the Government for payment thereof) Provided that the first payment thereof shall be paid on the commencement of the Term and in the event of the government rates of the Premises not having been assessed by the Government or in the event of the relevant government rates demand notes not being issued by the Government, to pay such sum (monthly at 5% of the Rent hereby reserved) as shall be required by the Landlord as a deposit by way of security for the due payment of the government rates (subject to adjustment after the government rates of the Premises have been assessed) and also to pay and discharge all taxes assessments duties charges impositions and outgoings whatsoever now or hereafter to be imposed, levied or charged on the Premises or upon the owner or occupier in respect thereof by the Government of Hong Kong or other lawful authority, Government Rent and Property Tax alone excepted. Unless otherwise directed in writing by the Landlord, all government rates payable by the Tenant shall be paid to the Landlord;

Utility Charges & Deposits	2.04	To pay and discharge all deposits and charges in respect of gas water electricity air-conditioning and telephone as may be shown by or operated from the Tenant’s own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the Premises without any deduction or set-off therefrom;

Other applicable taxes	2.05	For the avoidance of doubt, all amounts payable to the Landlord hereunder are exclusive of any applicable taxes (including without limitation consumption taxes, business taxes, goods and services taxes, value added taxes, other national, regional or local taxes, tariffs and impositions) imposed by any Governmental authority or regulatory body relating to or arising out of this Agreement (including the rent-free period, if any) (hereinafter referred to as the “Taxes”). Without prejudice to the generality of the foregoing, the Taxes shall be paid and borne by the Tenant. If the Landlord is required to make any deduction, withholding or payment on any amount payable by the Tenant to the Landlord hereunder relating to or arising out of the Taxes and this Agreement, such amount shall be increased such that after making such deduction, withholding or payment, the Landlord receives an amount equal to what it would have received as if such deduction, withholding or payment had not been made.

SECTION III

TENANT’S OBLIGATIONS

	3.	The Tenant hereby covenants undertakes and agrees with the Landlord as follows:-

Compliance with Ordinances	3.01	To obey observe and comply with and to indemnify the Landlord against any breach or contravention of the provisions of the Government Lease, the Deed of Mutual Covenant and any Sub Deed of Mutual Covenant(s) in respect of or affecting the Premises and/or the Building (whether entered into before or after this Agreement) and any rules and regulations from time to time made by the Landlord or the Manager for the management and maintenance of the Building, all Ordinances, regulations, by laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Premises, or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant, and without prejudice to the foregoing to obtain any licence approval or permit required by any Governmental or other competent authority in connection with the Tenant’s use or occupation of the Premises prior to the commencement of the Tenant’s business and to maintain the same in force and in all respects comply with the terms thereof during the currency of this Agreement and to indemnify the Landlord against the consequences of any breach of this provision and to notify the Landlord forthwith in writing of any notice received from any statutory or public authority concerning or in respect of a possible breach of this Clause;

Good Repair of Interior	3.02	(a)	To keep all parts of the Premises (whether in or upon or outside the Premises) including the flooring and interior plaster or other finishing material or rendering to walls floors and ceilings or any shutters to the Premises and the Landlord’s fixtures and fittings therein and all additions (whether of the Landlord or the Tenant) thereto including (without limitation and wherever the same shall be installed in or upon the Premises) all doors windows electrical installations and wiring light fittings suspended ceiling fire-fighting apparatus and diffusers and ducting and all pipes pumping and drainage facilities in good clean tenantable substantial and proper repair and condition and as may be appropriate from time to time properly painted and decorated cleansed cleared or replaced and to maintain the same at the expense of the Tenant and to deliver up the same and all fittings, fixtures and additions therein and thereto other than the Tenant’s fixtures and fittings to the Landlord at the expiration or sooner determination of the Term in like condition to the satisfaction of the Landlord and without prejudice to the generality of the foregoing during the last year of the Term hereby reserved if reasonably required by the Landlord to repaint and decorate the interior of the Premises;

		(b)	To repair and replace all internal wiring, air ducting and be responsible for any damage to any diffusers fan coil unit or airhandling units installed in the Premises by the Landlord;

Installation of wires cables services	3.03

To install all wires pipes and cables and other services serving the Premises in and through the ducts trunkings and conduits in the Building provided by the Landlord for such purposes and at all times in accordance with the Landlord’s directions and not to install any such wires pipes cables or other services without first providing the Landlord with full particulars and full detailed plan and diagram of such intended installation and obtaining the Landlord’s approval with regard thereto, such consent shall not be unreasonably withheld;

Replacement of Windows	3.04

To promptly pay to or reimburse the Landlord the cost of replacing all broken or damaged windows, main entrance or glass including curtain wall glazing of the Premises (or elsewhere if used exclusively by the Tenant) whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant;

Repair of Electrical Installations	3.05	To maintain repair or replace at the expense of the Tenant as so required by the appropriate utility company or public authority in accordance with the Electricity Ordinance or any statutory modification or re-enactment thereof or regulations made thereunder by duly authorised contractor, statutory undertaker or authority as the case may be, all the electricity wiring installations and fittings within the Premises and the wiring from the Tenant’s meter or meters to and within the same and the Tenant shall permit the Landlord and its authorised representatives to test the same at any time upon requests being made;

Good Repair of Toilets & Water Apparatus	3.06	At the expense of the Tenant to maintain all lavatories, toilets and sanitary and water apparatus as are located within the Premises (or elsewhere if used exclusively by the Tenant its servants employees agents visitors invitees and licensees) in good clean and tenantable state and in proper repair and condition at all times during the Term to the satisfaction of the Landlord and in accordance with the Public Health regulations or the requirements of the Government authority concerned;

Cleaning	3.07

To keep the interior of the Premises including all windows (both inside and outside) lights and glass at all times in a good clean and tenantable substantial and proper repair and condition at the sole expense of the Tenant and for the better observance hereof the Tenant shall only employ as cleaners of the Premises such persons or firms as may be approved by the Landlord to perform all cleaning, disposal, pest control and related cleaning and hygiene works;

Pest Control	3.08

To take all such reasonable steps and precautions to the satisfaction of the Landlord as shall be necessary to prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof, to employ at the Tenant’s costs such pest extermination contractors approved by the Landlord to carry out the pest control at such time and intervals as the Landlord may direct;

Cleaning of Drains	3.09

To pay on demand to the Landlord the cost properly incurred by the Landlord in cleansing and clearing any of the drains clogged or blocked owing to improper or careless use by the Tenant or its employees invitees or licensees;

To Permit Landlord to Enter & View	3.10	To permit the Landlord its agents and all persons authorised by the Landlord with or without workmen or others and with or without appliances at all reasonable times to enter upon the Premises to view the condition thereof or so as to gain access to any common areas or common facilities whether or not serving the Premises exclusively and upon prior notice to the Tenant to take inventories of the fixtures fittings and common facilities therein and to carry out any work or repair required to be done, including but not limited to work to improve the measurement and/or efficiency of energy and water consumption provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if necessary;

To Execute Repair on Receipt of Notice	3.11

To make good all defects and wants of repair to the Premises for which the Tenant may be liable hereunder within one (!) month or such shorter period as the Landlord may require from the receipt of written notice from the Landlord to repair amend and make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned to pennit the Landlord to enter upon the Premises and execute the same and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action;

Inform Landlord of Damage	3.12

To promptly give notice to the Landlord or its agent of any damage that may be suffered to the Premises and of any outbreak of fire or any accident to or defects in the water and gas pipes (if any) electrical wiring or fittings, fixtures or other services or facilities within or affecting the Premises;

Protection from Extreme Weather Conditions	3.13		To take all necessary and appropriate precautions to protect the interior of the Premises from damage caused by extreme weather conditions including rainstorms and typhoons and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of any such adverse weather conditions;

Indemnification of Landlord	3.14	(a)	To be wholly responsible for any loss damage or injury caused to any person whomsoever or to any property whatsoever directly or indirectly through the defective or damaged condition or operation of any part of the interior of the Premises or any fixtures or fittings or wiring or piping therein for the repair of which the Tenant is responsible hereunder or in any way caused by or owing to the spread of fire smoke fumes or any other substance or the burst of pipes or the drainage problem or the leakage or overflow of water or liquid of whatsoever origin from the Premises or any part thereof or through the act default or neglect of the Tenant its servants agents contractors invitees licensees partners or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury as aforesaid and all costs and expenses incidental thereto but without prejudice to any of the Landlord’s rights herein contained against the Tenant;

		(b)	To be responsible for any claim arising as a result of any accident happening at the Premises or any injury suffered or damage to or loss of any chattels or property sustained as a result of such accident and the Tenant hereby covenants and agrees with the Landlord to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such accident injury damage or loss as aforesaid and all costs and expenses incidental thereto;

Insurances	3.15	To effect and maintain at all times throughout the Term with a reputable insurance company to the satisfaction of the Landlord adequate insurance cover in respect of the Premises in the full replacement value thereof (or in an amount as the Landlord may specify from time to time) in respect of the following risks:-

(i)	Public/Third Party Liability:

against liability for loss injury or damage to any person or property whatsoever caused through or by any act default or neglect of the Tenant which might give rise to a claim for indemnity pursuant to 3.14 hereof and any provision(s) herein contained.

(ii)	Glass:

against loss or damage to all glass including curtain wall glazing now or hereafter within or forming part of the Premises;

(iii)	Water damage:

against, including without limitation, damage to stock fixtures decorations and fittings for the full insurable value occurring in respect of the incursion of water in the Premises or the use or misuse of the fire sprinkler system (if any) installed in the Premises;

(iv)	Fire and extraneous perils:

against, including without limitation, loss or damage to stock, equipment fixtures and fittings, articles of a decorative nature and personal effects within the Premises against fire and extraneous perils for their full replacement value;

(v)	Other events

against contractors’ all risks and loss or damage by fire storm tempest earthquake flood lightning subsidence heave landslip explosion aircraft (not being hostile aircraft) and articles dropped therefrom riot civil commotion malicious damage impart bursting or overflowing of pipes and such other risks or perils including but not limited to theft robbery and burglary as the Landlord shall from time to time reasonably think desirable and liability for loss injury or damage to any person or property whatsoever arising as a direct or indirect result of any act neglect default or omission of the Tenant or its contractors servants agents licensees or invitees of the Tenant;

And the Tenant shall ensure that the Landlord’s interest as landlord of the Premises shall be endorsed on the policy of insurance which shall be in an amount specified by the Landlord in writing and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior written consent of the Landlord and shall whenever so required by the Landlord produce the policy of insurance and a receipt for the last payment of premium and a certificate from the said insurance company to confirm that the said policy is duly paid up and is in all respects valid and subsisting;

h1 the event that the Tenant fails to produce such policy and certificate, the Landlord may, at the expense and in the name of the Tenant effect and maintain insurance cover with a reputable insurance company to the satisfaction of the Landlord and the policy of insurance so effected to be endorsed to show the interest of the Landlord therein and to be in such amount as may be determined by the Landlord and to contain a provision that the insurance cover thereby effected and the terms and conditions thereof may not be altered modified restricted or cancelled without the express prior written consent of the Landlord;

Air-conditioning of Premises	3.16	Subject always to Clause 5.01, where any plant machinery or equipment for cooling or circulating air including but not limited to air handling units, fan coil units, variable air volume boxes, valves and accessories, ducting, insulation, control units is installed in or about the Premises (whether by the Landlord or the Tenant) to the extent of the Tenant’s control over the same at all times to use and regulate the same to ensure that the air conditioning plant is employed to the best advantage in the conditions from time to time prevailing and without prejudice to the generality of the foregoing to operate and maintain such air conditioning plant machinery and equipment within the Premises as the Landlord may determine to support optimal air cooling and/or ventilation throughout the Building;

Refuse & Garbage Removal	3.17	To be responsible for the general cleaning service to the interior of the Premises, and to remove or dispose of the refuse and garbage from the Premises to such location as shall be specified by the Landlord from time to time and to use only that type of refuse container as is specified by the Landlord from time to time and, at the sole costs and expenses of the Tenant, to appoint cleaning contractor approved by the Landlord to clean the Premises and to remove the refuse and garbage from the Premises, and to be responsible for any additional or extra costs and expenses charged by the Manager or the relevant Government authorities or any private service company approved by the Landlord for removal or disposal of the refuse or garbage, whether wet or not, from the Premises, and to bear any levy on the waste-disposal charged or shall be charged by the Government or any other competent authority against the owner or the occupier of the Premises ;

Common Areas	3.18	To pay to or reimburse to the Landlord the cost of repairing any damage caused to any part of the common areas and common services of the Building occasioned by the Tenant its licensees employees agents or contractors or any other person claiming through or under the Tenant;

Remove Illegal Structures	3.19

To remove at the cost of the Tenant any structures erections partitions and other alterations at any time during the Term if required by the Building Authority or other Government Departments whether or not the same were or have been put up by the Tenant with or without the consent of the Landlord and to make good all damages caused by such removal and the Landlord shall not be responsible to the Tenant for any loss suffered by the Tenant as a result of such removal;

Outside Windows	3.20	To keep all outside windows and doors closed at all times during which air-conditioning supply is being provided to the Premises. and in the event of a breach of this Clause the Landlord shall have the right to send a representative to close any open door or doors or window or windows if the Tenant fails to forthwith comply with a notice from the Landlord requiring closing of the same AND it is agreed that a persistent breach by the Tenant of the terms of this Clause shall amount to a breach of this Agreement justifying the Landlord exercising its rights of re-entry hereunder;

Directory Boards	3.21	To pay the Landlord immediately upon demand the cost of affixing repairing or replacing the Tenant’s name in the lettering on the Directory Board(s) (if any) of the Building. The style of the letters of the Tenant’s name on the Directory Board(s) of the Building shall be designated by the Landlord or the Manager from time to time and in conformity with those of other tenants in the Building;

Service Entrances	3.22	To load and unload goods only at such times during Normal Business Hours (as defined in Part VII of the Schedule hereto) and through such entrances and by such service lift(s) (if any) as designated by the Landlord or the Manager for this purpose from time to time;

Not to Prejudice Goodwill	3.23	To conduct the business of the Tenant in a manner so as not to prejudice the goodwill and reputation of the Building;

Security System	3.24

To ensure that its own security system within and at the entrance of the Premises is at all times compatible with the security system for the Building (if any) provided and operated by the Landlord or the Manager;

Adjacent Excavation or Shoring	3.25

If any excavation or other building works shall be made or authorized in the vicinity of the Building, to permit the Landlord or the Manager or their respective servants or agents to enter the Premises to do such work as may be deemed necessary to preserve the external walls or the Building from injury or damage without any claim for damages or indemnity against the Landlord or the Manager;

Security Guard	3.26	To employ as security guards of the Premises only such persons or such firm as may be approved by the Landlord at the sole expense of the Tenant;

Pipes and Conduits	3.27

To permit the Landlord to erect use and maintain pipes and conduits in and through the Premises. The Landlord or its agents shall have the right to enter the Premises at all reasonable times to examine the same and to make such decorations repairs alterations improvements or addition as the Landlord may deem necessary or desirable and the Landlord shall be allowed to take all materials into and upon the Premises that may be required therefor, without the same constituting an eviction of the Tenant in whole or in part and the Rent reserved shall nowise abate while the said decorations repairs alterations improvements or additions are being made by reason of loss or interruption of business or otherwise. The permission to the Landlord to use such pipes and conduits shall extend to the use of such pipes and conduits by the Landlord’s authorized tenants and licensees, as the case may be. The Tenant accepts that there may exist in the Premises ducts pipes cables wires meters and facilities not serving the Premises exclusively and no claim or objection thereto shall be made by the Tenant;

Contractors Employees Invitees & Licensees	3.28	To be liable for any act default negligence or omission of the Tenant’s contractors, employees invitees agents, partners, visitors, customers or licensees as if it were the act default negligence or omission of the Tenant and to indemnify the Landlord against all cost claims demands expenses or liability to any third party in connection therewith;

Yield Up Premises & Handover	3.29	To yield up the Premises at the expiration or sooner determination of this Agreement in good clean and tenantable repair and condition with the Landlord’s provisions in accordance with the stipulations herein contained together with all keys and/or access cards giving access to all parts of the Premises as well the keys to the stores, offices, toilet rooms and other facilities in the Building to which the Tenant has had access Provided That where any alterations or fixtures or additions (including but not limited to such works carried out under this Agreement) to the Premises is made or installed by the Tenant or any other parties including ex tenants and notwithstanding that the Landlord’s consent for so doing may have been obtained or have been given or be deemed to have been given the Landlord may at its sole discretion require the Tenant at the Tenant’s sole cost and expense to reinstate or remove or do away with all or any such alterations fixtures fittings or additions or any part or portion thereof and to make good and repair in a proper and workmanlike manner any damage to the Premises and the Landlord’s fixtures and fittings therein and the Landlord’s provisions as mentioned in Part VIII of the Schedule hereto as a result thereof before delivering up the Premises to the Landlord, Provided that in the event that the Tenant fails to do so, the Landlord shall be entitled to do such repair, removal or reinstatement as the Landlord shall in its absolute discretion deem fit and all costs and expenses incurred by the Landlord in relation thereto shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from the Deposit held by the Landlord hereunder Provided further that in the event that the Landlord wishes to retain any such additions erections alterations or improvements the Landlord may give notice to the Tenant to such effect without payment of any compensation whatsoever;

Confidentiality	3.30	That the Tenant hereby expressly acknowledges that all information or details (except those already in the public domain) relating to the lease negotiations and/or contained in the documents including but not limited to this Agreement are confidential and constitute proprietary information of the Landlord (hereinafter referred to as the “Confidential Information”). The Tenant hereby agrees and confirms that it shall not disclose and shall procure its partners, directors, officers, employees, advisers or agents not to disclose the Confidential Information to any person, firm or company without the Landlord’s prior written consent unless such disclosure is required by law or by regulatory or judicial process. It is expressly agreed that unauthorized disclosure of the Confidential Information shall constitute a material breach of this Agreement entitling the Landlord to seek for an injunction to prevent breaches of this Clause and to recover any damages, legal costs and expenses on a full indemnity basis as a debt;

Infringement of Copyright	3.31	That the Tenant warrants and declares that the art pieces, materials, decorations, promotional materials, products, software or device displayed used or sold within the Premises and the use of the trade name set out in Part VI of the Schedule hereto shall not infringe any intellectual property rights of which a third party is the proprietor. The Tenant shall indemnify the Landlord and keep the Landlord fully indemnified and hold harmless the Landlord against all costs, claims, demands, expense, losses, damages and/or liabilities of whatsoever nature arising out of or in connection with the ownership, display, sale or use of the said art pieces, materials, decorations, promotional materials, products, software and any device and the trade name mentioned above. If any of such demands, claims or cause of action whatsoever as referred to in this Clause shall arise, the Tenant shall, without prejudice to the Landlord’s other rights contained herein, forthwith make such rectifications, alterations modifications or adjustments to and/or stop the display, use or sale and/or remove the said art pieces, materials, decorations, promotional materials, products, software and any device and/or to stop the use of the said trade name within 7 days upon the receipt of the notification from the Landlord or its agent or the Manager and, in such event, the Landlord shall be entitled, at any time, to enter upon the Premises to verify the Tenant’s due observance, performance or compliance of the action as stated in the Landlord’s notification and all costs and expenses incurred by the Landlord in relation thereto shall be borne and paid by the Tenant.

SECTION IV

		LANDLORD’S OBLIGATIONS

	4.	The Landlord agrees with the Tenant as follows:-

Quiet Enjoyment	4.01	Subject to the Tenant duly and promptly paying the Rent and other charges hereby agreed to be paid on the days and in manner herein provided for payment of the same and observing and performing all the agreements stipulations terms conditions and obligations herein contained, to permit the Tenant to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord;

Government Rent	4.02	To pay the Government Rent and Property Tax attributable to or payable in respect of the Premises.

SECTIONV

RESTRICTIONS AND PROHIBITIONS

	5.	The Tenant hereby agrees and covenants with the Landlord as follows:-

Installation & Alterations	5.01	(a)	Not without the previous written consent of the Landlord to erect install or alter any fixtures partitioning or other erection or installation in the Premises or to make suffer or permit to be made any disturbance alterations or additions to the main entrance, the mechanical or electrical wiring installation, the air-conditioning plant or ducting (if any) and lighting fixtures or any part thereof and other Landlord’s fixtures or which may affect or be likely to affect the supply of water, electricity or other utility or service to or in the Building nor without the like consent to install or permit or suffer to be installed any plant equipment apparatus or machinery including any safe or other object which imposes a weight on any part of the flooring in excess of that for which it was designed or in excess of the loading of the electrical installations in the Building. The Landlord is entitled to prescribe the maximum loading of the electrical main or wiring and the maximum weight and permitted location of safes and other heavy equipment/machinery and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary and all fees incurred by the Landlord in obtaining the approval of its architects to the location of heavy objects shall be borne by the Tenant and payment of such fees may be imposed on the Tenant as a pre-requisite to the Tenant receiving such consent from the Landlord;

		(b)	Save as otherwise permitted hereunder, not to install or alter any air-conditioning plant or facilities (including but not limited to the ducts and diffusers) in addition to those as provided by the Landlord or equipment of any kind on or within or at any part of the Premises without the prior consent of the Landlord in writing AND, even though the consent shall be granted, the Tenant shall comply with the directions and instructions of the Landlord or the Manager regarding installation and shall at its own expense be responsible for the consented installation or alteration, for their periodic inspection maintenance and repair and for the replacement of defective wiring and the Tenant shall be strictly liable for and shall keep the Landlord fully indemnified against any damage(s) caused by or incidental to the installation alteration operation defect or removal of such units;

		(c)	Not to make or permit or suffer to be made any alterations in or additions to the mechanical or electrical installations in the Building nor to install or permit or suffer to be installed any equipment, apparatus or machinery which exceeds the loading of the electrical installations and the electrical main or wiring in the Premises and the Building or which consumes electricity not metered through the Tenant’s separate meter. The Landlord or the Manager shall be entitled to prescribe the maximum loading of the electrical main or wiring of the Premises and the Building;

		(d)	Not to move any safe, heavy machinery, equipment, freight, bulky matter or fixtures without first obtaining the Landlord’s written consent and to indemnify the Landlord against all losses and damages sustained by any person or property and any losses, damages or monies paid out by the Landlord in settlement of any claim or judgments as well as legal costs incurred in connection therewith, and all costs incurred in repairing any damage to the Building or its appurtenances resulting from movement of any such safe, machinery, equipment, freight, bulky matter or fixtures;

		(e)	Unless with the prior written consent of the Landlord, to employ or engage contractor(s) approved by the Landlord for the approved installation of electricity supply and brickwork;

		(f)

In carrying out any approved work herein contained, the Tenant its servants agents contractors and workmen shall obey and comply with all reasonable instructions and directions which may be given by the Landlord or the Manager from time to time or other authorised representatives in connection with the carrying out of such works;

		(g)	To be responsible for the safety of any electrical installation, wiring and appliances in the Premises and to ensure them in compliance with the rules and regulations of the concerned Government authorities and to carry out regular check and to obtain and, upon request of the Landlord, provide to the Landlord certificate from registered electrical contractor(s) or consultant(s) certifying the competency of the electricity power supply system and the electrical installation;

Injury to Main Walls	5.02		Not to penetrate, cut, maim, injure, drill into, mark, deface or permit or suffer to be penetrated, cut, maimed, injured, drilled into, marked or defaced any doors windows walls beams structural members or other part of the Premises and the Building;

Alterations to Exterior	5.03		Not to affix anything or paint or make any alteration whatsoever to the exterior of the Premises and not to erect any aerial, antenna, plumbing fixtures, shade, awning or fixtures and installation of any kind or nature on the roof or extension of the Building or the ceiling or walls of the Premises;

Obstruction to Outside Windows	5.04		Not to block up darken or obstruct or obscure any of the windows or lights belonging to the Premises without having obtained the express written consent of the Landlord which consent may be given subject to such conditions as the Landlord may in its absolute discretion consider fit to impose;

Damage to walls ceilings and floors	5.05

Not without the prior consent of the Landlord in writing to drive or insert or permit or suffer to be driven or inserted any nails screws hooks brackets or similar articles into the ceiling walls or floor of the Premises nor without the previous written consent of the Landlord to lay or use any floor covering or do anything which may damage or penetrate the existing flooring floor screed or slab;

Damage to common areas	5.06

Not to damage injure or deface any part of the fabric or decorative features of the common areas stairs and lifts and escalators and travelators of the Building including any trees plants or shrubs therein or thereabout;

Not to alter the existing locks	5.07	Not without the prior written consent of the Landlord to alter the existing locks bolts and fittings on the entrance doors to the Premises;

Not to erect gates or grilles	5.08

Not to erect or install any partitions, additional doors, gates, metal grilles, shutters, locks, bolts or other similar erection installation or fittings whatsoever whether of a temporary or permanent nature in the Premises or in or at the doorway or entrance to the Premises or at any of the fire exits therefrom nor to erect any such doors or metal grille or shutter or gate that might in any way contravene the regulations from time to time in force of the Fire Services Department or other competent authority concerned, nor in any other respect to contravene the said regulations;

Noise	5.09	Not to cause or produce or suffer or permit to be produced on or in the Premises any sound or noise (including sound produced by broadcasting from rediffusion, television, radio and any apparatus or instrument capable of producing or reproducing music and sound) or any vibration or resonance or other form of disturbance or other acts or things in or on the Premises which is or are or may be a nuisance or annoyance to the tenants or occupiers of adjacent or neighbouring premises or to users and customers of the same or to the Landlord and in the event of the Tenant’s permitted business use of the Premises as defined in Part VI of the Schedule hereto requiring any sound or noise to be produced or reproduced within the Premises or any part thereof to install and maintain to the satisfaction of the Landlord appropriate and adequate sound absorbing and insulating material so as to prevent such sound, noise, vibration, resonance or other disturbance from or escaping from the Premises and becoming a nuisance or annoyance to other tenants or occupiers of the Building or any part thereof or any adjoining or adjacent premises and it is agreed that a persistent breach by the Tenant of this Clause shall amount to a breach of this Agreement justifying the Landlord exercising its rights of re-entry hereunder;

Signs	5.10	Save as expressly permitted herein, not to exhibit or display on or affix to the exterior or interior (which may be visible from the outside) of the Premises any writing sign signboard or other device whether illuminated or not and not to affix any writing sign signboard or other device in at or above any common area lobby landing or corridor of the Building and not to paint or display decorations of any kind or nature on the exterior of the Premises and not to do any acts or things which may in anyway change the appearance of the exterior of the Premises, and in the event of any breach of this Clause by the Tenant, the Landlord may remove the same without incurring any liability and all the costs and expenses incurred by the Landlord for and incidental to such removal shall be borne by the Tenant absolutely;

Auction & Sales	5.11	Not to conduct or permit any auction fire bankruptcy close-out or similar sale of things or properties of any kind to take place in the Premises;

Canvassing & Peddling etc	5.12	Not to conduct or permit, and shall co-operate with the Landlord to prevent, any canvassing, peddling and hawking in, or in the vicinity of, the Building;

No Touting	5.13	Not to permit any touting or soliciting for business or the distribution of any pamphlets notice or advertising matter outside the Premises or anywhere within the Building;

Illegal Immoral or Improper Use	5.14

Not to use or cause permit or suffer to be used any part of the Premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience damage or danger to the Landlord or the tenants or occupiers of the Building or of adjacent or neighbouring premises;

Sleeping or Domestic Use	5.15	Not to use the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any Ordinance for the time being in force nor to allow any person to remain on the Premises overnight unless with the Landlord’s prior permission in writing. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the Premises and the names of the watchmen shall first be approved by and registered with the Landlord prior to the Landlord giving such permission;

Manufacture & Storage of Merchandise	5.16

Not to use the Premises for the manufacture of goods or merchandise or for the storage of goods or merchandise other than stock in small quantities by way of samples and/or exhibits reasonably required in connection with the Tenant’s business carried on therein;

Obstructions in Passages	5.17

Not to place or leave or suffer or permit to be placed or left by any servant agent visitor contractor employee invitee or licensee of the Tenant any boxes furniture articles or rubbish or otherwise in the entrances lobby or any of the staircases passages landings or lifts of the Building used in common with other tenants or the Landlord or otherwise encumber the same and not to allow any visitors, licensees or servants of the Tenant to stand or queue up outside the Premises or any parts or areas of the Building thereby causing an obstruction to the passages and entrance halls used in common with the Landlord or other tenants of the Building;

Goods& Merchandise Outside the Premises	5.18	Not to place expose or leave or permit to be placed exposed or left for display sale or otherwise any goods or merchandise whatsoever upon or over the ground outside the Premises;

Prevention of Odours	5.19	Not to cause or permit any offensive or unusual odours or smoke to emanate from the Premises so as to cause in the Landlord’s opinion a nuisance to other occupiers or users of the Building or other adjacent or neighbouring premises;

Preparation of Food	5.20	Save as and only if permitted under Part VI of the Schedule hereto, if any, or small quantity for the Tenant or its employee’s private consumption, not to permit any preparation of food in, or delivery of food to, the Premises;

Delivery of Goods etc.	5.21

Not to take delivery of furniture or fixtures or bulky items of goods in and out of the Building during Normal Business Hours (except with the prior consent in writing of the Landlord) and under no circumstances shall passenger lifts be used for delivery purposes at all times and all removals, or the carrying in or out of furniture or bulky matter of any description must take place during the hours which the Landlord may determine from time to time and at such times as the Manager shall direct and not to permit cargo lifts to be overloaded by weight in excess of the weight which such cargo lifts are designed or permitted to carry. The Landlord reserves the right to exclude goods from the Building the presence of which may violate any of the terms hereof and the Tenant shall be responsible for any damage caused by any breach of this Clause by the Tenant, its employee, agent, licensee, contractor or customer;

Animals, Pets & Infestation	5.22

Not to bring in or keep or permit or suffer to be kept any pets animals or livestock in the Premises save that the trained guide dogs on leash for the blind may be brought into the Building whilst guiding any person with disability in vision and not to cause or suffer or permit the Premises or any part thereof becoming infested by termites rats mice roaches or any other pests or vermin;

Wiring and cables in common areas	5.23	Not to Jay install affix or attach any wiring cables or other article or thing in or upon any of the entrances staircases landings passages lobbies or other parts of the Building in common use;

Toilet facilities	5.24

Not to use or permit or suffer to be used any toilet and sanitary facilities and plumbing fixtures (whether share with other tenants or occupiers of the Building or reserved exclusively) in the Premises or in the Building for any purpose other than that for which they are intended and not to throw nor pem1it or suffer be thrown into any plumbing fixtures, W.C. pan, urinal, basin sink or other toilet fitting any sweepings, rubbish, rages, foreign or deleterious substance of any kind and the Tenant shall pay to the Landlord or the Manager (if directed by the Landlord) on demand all costs and expense for making good any breakage blockage or damage resulting from a violation of this Clause;

Parking	5.25	Not to park in obstruct or otherwise use nor permit any employee agent or licensee of the Tenant to park in obstruct or otherwise use those areas (if any) of the Building allocated to the parking or movement of or access for vehicles or designated as loading/unloading areas otherwise than in accordance with the regulations from time to time made by the Landlord or the Manager;

Use of building name	5.26	Not without the previous written consent of the Landlord to use or permit to be used, either in English or Chinese, the name, logo, trade mark or any picture representation or likeness of the whole or any part of such name, logo or trade mark of the Landlord or of the Building or of Hang Lung Properties Limited and Hang Lung Group Limited and their respective associated companies (hereinafter referred to as “Hang Lung group of companies”) in connection with the trade name, the business or operations of the Tenant or for any purpose whatsoever save the use of the name of the Building for the sole purpose of indicating the address and place of business of the Tenant;

Alienation restriction	5.27	Not to assign underlet or otherwise part with the possession of the Premises or any part thereof in any way whether by way of subletting lending sharing or other means whereby any person or persons not named as a party to this Agreement obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) the Landlord shall be entitled to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord but without prejudice to any right or action by the Landlord in respect of the Tenant’s breach of this Clause and any outstanding breach or non observance or non-performance by the Tenant of any of the terms of this Agreement, and the Landlord shall also be entitled to exercise its right of forfeiture of the Deposit paid by the Tenant hereunder. This Agreement shall be personal to the Tenant named in the Schedule to this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause:-

(i)	In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual;

(ii)	In the case of a tenant which is a corporation any take-over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof;

(iii)	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same;

(iv)	The change of the Tenant’s trade or business name without the previous written consent of the Landlord which consent the Landlord may give or withhold at its absolute discretion;

Breach of Government Lease and Deed of Mutual Covenant	5.28	Not to cause suffer or permit any contravention of the provisions of the Government Lease or Conditions of Grant or Regrant under which the Landlord holds the Premises or any Deed of Mutual Covenant or any Sub-Deed of Mutual Covenant(s) in respect of or affecting the Building (whether entered into before or after this Agreement) and any rules and regulations from time to time made by the Landlord or the Manager for the management and maintenance of the Building and to fully indemnify the Landlord against any such breach; and without prejudice to the generality of the foregoing any breach, contravention, non-observance or non-performance of this Clause shall constitute a breach of condition of this Agreement entitling the Landlord to exercise its rights hereunder including the rights to determine this Agreement and to regain possession of the Premises;

Breach of Insurance Policy	5.29

Not to cause or suffer or permit to be done any act or thing whereby the policy or policies of insurance on the Premises against damage by fire and/or other insurable perils and/or liability to third parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased Provided that if as a result of any act deed matter or thing done permitted or suffered to be done by the Tenant the premium on any such policy or policies of insurance shall be increased the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause;

Electricity Overloading	5.30	Not to overload the electrical wiring or cables or apparatus associated therewith in or serving the Premises and to comply in all respects with all requirements and regulations of the supply authorities and/or the Landlord and/or the Manager;

Works in Common Area	5.31

Not to carry out any works in the common area lobby landing or corridor of the Building except with the prior consent of the Landlord and unless such works are at the costs of the Tenant covered by an insurance and carried out by contractors approved by the Landlord;

Dangerous Goods etc.	5.32	Not, at any time, to bring keep, store or cause or permit or suffer to be kept or stored upon the Premises any arms, ammunition, saltpetre, gun-powder, kerosene or any inflammable noxious explosive combustible or unlawful or dangerous goods or substance and any hazardous or dangerous goods whether or not within the meaning of the Dangerous Goods Ordinance and the regulations thereunder or any statutory modification or re enactment thereof;

Advertisement display or business style	5.33	Not to put up any advertisement or display within outside the Premises nor operate the Tenant’s business in any manner/style nor do anything in general which might in the opinion of the Landlord impair the image or reputation of the Landlord, any member of the Hang Lung group of companies, the Building or the Building’s desirability as a first class commercial premises or which would tend to suggest a business association between the Tenant and any company in the Hang Lung group of companies or any associated companies or which might in the opinion of the Landlord contravene or potentially contravene any ordinances (including but not limited to the Crimes Ordinance (Cap. 200)) or which might in the opinion of the Landlord arouse political controversy or which shall be reprimanded or censured by any Government department or competent authority such as the Consumer Council or the Travel Industry Council, and upon written notice from the Landlord, the Tenant shall forthwith refrain from or discontinue or remove such advertising or display or cease, such style/manner of business operation or such things to the satisfaction of the Landlord and that nothing herein contained or after service of the said written notice shall prejudice the rights of the Landlord or any company in the Hang Lung group of companies to take proceedings against the Tenant for breach of this Clause or otherwise (as the case may be), and if the Tenant shall fail to comply with such written notice to the satisfaction of the Landlord, it shall constitute a material breach of this Agreement entitling the Landlord to determine this Agreement and to exercise any of the Landlord’s right provided herein and/or to regain possession of the Premises;

Flags	5.34	Not to erect any flagpoles and not to fly any flags or ensigns from windows or elsewhere in or upon the Building save with the prior consent in writing of the Landlord, which consent shall not normally be granted;

Blinds & Curtains	5.35	Not to use blinds and/or curtains within the Building in a colour or colours which does not conform to the standard colour and design approved for the Building by the Landlord and no windows shall be obstructed whether wholly or partially;

Tenant’s Association	5.36	Not to form or organise or attempt or make any effort to form or organise any tenant’s association or union jointly with any tenants of the Building for whatever objects or purposes during the continuance of the tenancy;

Fire Shutters	5.37	Not at any time during the term of this Agreement cause or permit or suffer the area under the fire shutter if any or if any is to be installed in the Premises to be obstructed in any way whatsoever and to ensure that the design and layout of the Premises shall be in such manner so as not to be in breach of this Clause;

Floor-loading	5.38

Not to place on or in any part of the Premises any machinery, goods, materials or merchandise which may cause the maximum floor loading-bearing capacity thereof to be exceeded nor do anything in the Premises whereby excessive noise, vibration or resonance or other form of excessive disturbance or annoyance is created so as to give reasonable cause for complaint to the Landlord or any other persons in or outside the Building. Any machinery and mechanical equipment consented by the Landlord shall be placed and maintained by the Tenant at the Tenant’s expenses in setting sufficient in the Landlord’s judgment to absorb and prevent vibration, noise, resonance and other form of excessive disturbance or annoyance to occupier of other parts of the Building;

Installation of Machinery	5.39	Not to install any machinery in the Premises before submitting for the approval of the Landlord’s architect full particulars and information regarding such machinery (particularly as to the type and weight thereof) intended to be installed in the Premises together with a general layout plan of the Premises showing the actual position at which such machinery is intended to be installed;

Absorbers	5.40

Not to mount and equip any machinery (particularly machinery with horizontal reciprocating action) in the Premises and every part thereof without anti-vibration absorbers and anti-dumping absorbers of such types and design as shall be approved in writing by the Landlord’s architect;

Drilling	5.41	Not to drill into, chase or bore into the floor slab, or any other part of the Premises without prior written consent of the Landlord and shall fully indemnify the Landlord against any claim arising out of any unapproved drilling, chasing or boring;

Movement of Goods	5.42

Not to permit the movement to and from the Premises of any goods, machinery, furniture, or raw materials on conveyances without rubber or nylon wheels so as to protect the floors in the Building and shall be liable for any damage to floor resulting from a breach of this Clause;

Restriction on the use of common areas	5.43	Save with the prior written approval of the Landlord, not to use any common areas or parts of the Building for any purpose other than as designated by the Landlord;

Restriction on the object being brought into the Building	5.44	Unless with written prior consent of the Landlord which consent shall not normally be granted, no bicycles, rickshaw or vehicles of any description shall be brought into the Building;

No worship	5.45

Not to affix place leave install display or permit to be affixed placed left installed displayed any idol, sign or object(s), shrine or tablet, whether illuminated or not for the practice or worship of any belief or religion including but not limited to “Kwai-ti” ( 關帝) and “Ti-tsu” (地主) and not to practise or permit to be practised the worship of the same within the Premises or in the Building and not to conduct any religious ceremonies or permit any religious ceremonies to be conducted inside or outside the Premises;

No “Ta Chai”	5.46	Not to use or permit to be used any part of the Premises for the purpose of a funeral parlour, coffin shop, temple or Buddhist hall for the performance of the ceremony known as “Ta Chai” (打齋) or for any similar ceremony or dance hall, music hall or for any noisy or offensive trade or business.

SECTION VI

EXCLUSIONS

	6.01	IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever:-

Breakdown of Lifts, Air Conditioning, Utilities		(i)	In respect of any loss of profit or of business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any defect in or breakdown or suspension of service of the lifts, escalators, air-conditioning system, electric power or water supplies, or any other building service provided in or serving the Premises or any part of the Building, or

Act of God or other inevitable accident		(ii)	In respect of any loss of profit or of business or loss of life or loss injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with riots or civil commotion or epidemic or fire or burglary or robbery or the bursting of pipes or any escape of fumes smoke fire odours or any other substance or thing or the overflow or leakage of water or other liquids from anywhere within the Building or the influx of rain water (whether the overflow or leakage is from any pipes, drains, water tanks, water apparatus, sprinkler system or other fire prevention or control apparatus or due to fire storm tempest flood act of God or other inevitable accident) into the Building or the Premises from outside the Premises or the decoration or fitting out of any part of the Building carried out by the Landlord or any other tenants or occupiers of the Building, or

Security	(iii)	For the security, cybersecurity or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision (if any) by the Landlord of watchmen and caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord as to the security, cybersecurity or safekeeping of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant.

SECTION VII

ABATEMENT OF RENT

Suspension of Rent in case of Fire etc.	7.01

If the Premises or the Building or any part thereof shall at any time during the tenancy be destroyed or damaged or become inaccessible and unfit for occupation not due to any default or negligence of the Tenant but owing to fire, water, storm, typhoon, defective construction, white ants, earthquake, subsidence of the ground, or any calamity beyond the control of the Landlord (but which are not caused by the act or default or negligence of the Tenant) or if at any time during the continuance of this Agreement the Premises or the Building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises or the Building so as to render the Premises unfit for occupation or totally inaccessible and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of policy monies shall not have been refused in whole or in part in consequence of any act or default or negligence of the Tenant, then the Rent or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall be suspended with effect from the calendar month next following the occurrence of such event until the Premises or the Building shall again be rendered accessible and fit for occupation, provided that the Landlord shall not be required to reinstate the Premises or any part of the Building if by reason of their condition or any local regulations or other circumstances it is not economical or practicable or reasonable so to do and provided further that should the Premises or the Building not have been reinstated or should the Premises or the Building remain subject to the orders aforesaid rendering it remain unfit for occupation and inaccessible after six (6) months from the occurrence of such damage or destruction or order, either the Landlord or the Tenant may at any time give to the other of them notice in writing to determine this Agreement and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destruction or damage or order or of the Premises becoming inaccessible or unfit for occupation but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the suspension.

SECTION VIII

DEFAULT

	8	It is hereby expressly agreed and declared as follows:-

Default	8.01	If (i) any part of the rent hereby reserved or any other sum payable by the Tenant under this Agreement shall be in arrears after the same becomes due and payable (whether formally demanded or not) or (ii) there shall be a breach or non performance or non-observance of any of stipulations and agreements by the Tenant herein contained and on the part of the Tenant to be performed or observed and, where such breach is in the opinion of the Landlord capable of being remedied, the Tenant shall fail to remedy the same to the satisfaction of the Landlord within seven days after a written notice has been served on the Tenant specifying such breach or (iii) the Tenant shall stop or suspend payment of its debts or be unable to or admit inability to pay its debts as they fall due or enter into any scheme of arrangements with its creditors or have any encumbrancer take possession of any of its assets or (iv) the Tenant shall have a receiving order made against it or in such circumstances as aforesaid fail to satisfy any judgment that may be given in any action against it after final appeal or a receiver is appointed over the whole or any part of the property, assets or undertakings of the Tenant or (v) the Tenant shall commit any act of bankruptcy or go into liquidation or shall have any order made or resolution passed for winding up or a petition is filed for the bankruptcy or winding up of the Tenant or (vi) the Tenant becomes bankrupt or being a corporation goes into liquidation (except the voluntary liquidation of a solvent company for the purposes of amalgamation or reconstruction with the previous written consent of the Landlord) or (vii) the Tenant shall suffer any distress or execution to be levied upon the Premises or otherwise on any of its goods or effects or (viii) the Tenant shall suspend or cease or threaten to suspend or cease to carry on its business or (ix) should any event occur or proceedings be taken with respect to the Tenant in any jurisdiction to which the Tenant is subject which has an effect equivalent or similar to any of the events or circumstances described above, then it shall be lawful for the Landlord at any time thereafter to re-enter the Premises or any part thereof in the name of the whole and to dispose of all objects including goods merchandise, equipment, furniture and fixtures in or at the Premises in such means as the Landlord shall deem fit and thereupon this Agreement shall absolutely determine but without prejudice to any right or action by the Landlord in respect of any antecedent breach of any of the obligations on the part of the Tenant hereinbefore contained AND the Deposit paid hereunder (including but not limited to the sum paid herein or guaranteed under the bank guarantee and, in this respect, the Landlord shall demand payment under any bank guarantee to the Landlord) shall be absolutely forfeited to the Landlord but without prejudice to any right of action of the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the Clauses of this Agreement. In the event of such re entry, the rent already paid or any part thereof shall not be refunded and no compensation whatsoever shall be payable to the Tenant by the Landlord. All costs and expenses incurred by the Landlord and any administration fees charged by the Landlord in respect of the additional administrative works for demanding payment of the rent government rates management fees and other charges and/or loss arising out of this Sub-Clause shall be paid by the Tenant and shall be recoverable from the Tenant as a debt AND a written notice served by the Landlord on the Tenant or left at the Premises or any part thereof to the effect that the Landlord thereby exercises the power of re-entry shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord notwithstanding any statutory or common law provision to the contrary.

Interest	8.02	Without prejudice to any other right or remedy of the Landlord hereunder or at law, if the rent or any part thereof or any other sum payable by the Tenant to the Landlord pursuant to the provisions of this Agreement shall not have been paid upon the date whereon payment of the same was due then the Tenant shall pay to the Landlord interest (provided that the demand and/or receipt of interest by the Landlord pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof including the right of re-entry) upon such rent or other sum at the rate of 2% per calendar month from the date on which the same becomes due for payment until full payment of all such rent, interest and other sums and so long as the default in payment of any part of the rent, interest or other sum continues, interest so calculated shall be compounded at monthly intervals. Such interest shall be calculated from the date on which the payment becomes due for payment until the actual date of payment. The interest is payable as liquidated damages and not as a penalty.

Acceptance of Rent	8.03	The acceptance of the Rent or any part thereof by the Landlord hereunder shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.

Non-payment	8.04	The Landlord shall be entitled to treat the non-payment of any amount debited to the Tenant in accordance with any provisions of this Agreement in all respect as non-payment of rent under this Agreement.

Distraint	8.05	For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of this Agreement, the Rent payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner herein provided for payment thereof. For the purpose of this Clause and for the purpose of distraint, all management fees, government rates and other sums, charges and outgoings payable by the Tenant hereunder and all costs of and incidental to any demand for them or any action or distraint for recovery of the same shall be treated as and deemed to be “additional rent”, which shall be paid by the Tenant on a fully indemnity basis and is recoverable from the Tenant as a debt.

Disconnection of electricity and water supply	8.06	In addition and without prejudice to the Landlord’s right under this Section, the Landlord may, and the Tenant hereby specifically authorizes the Landlord to, disconnect the supply of electricity and/or water, air-conditioning and other services to the Premises or take any other appropriate measures or actions the Landlord thinks fit until such default is rectified, and dispose of all objects including goods merchandise equipment furniture and fixtures in or at the Premises in such manner as the Landlord shall deem fit, and any expenses in connection therewith (including the expenses of reconnection of supply of electricity and/or water) shall be paid by the Tenant and shall be recoverable from the Tenant as a debt. The Landlord shall not in any way be liable to the Tenant for any nuisance, loss or damage whatsoever suffered and/or incurred by the Tenant as a result of such disconnection or disposition.

Re-entry	8.07	A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

Expenses of Notice of Default	8.08	The Tenant shall pay all expenses (including surveyor’s fees and legal costs on a solicitor and own client basis) incurred by the Landlord incidental to the preparation and service of any notice of forfeiture under any appropriate ordinance notwithstanding forfeiture is avoided otherwise than by relief granted by the Court.

Setting off	8.09	In respect of the liabilities of the Tenant hereunder, the Tenant hereby agrees that the Landlord may (without being under any obligation so to do) at any time and from time to time, without notice, notwithstanding any contrary agreement (whether express or implied written or verbal), combine or consolidate all or any of the Tenant’s then existing moneys with the Landlord (whether as deposit or of any other nature whatsoever and whether subject to notice or not and whether such money(s) are maintained in the sole name of the Tenant and/or jointly and/or severally with any other person whomsoever) and set off or transfer any sum standing to the credit of any one or more such moneys, wheresoever situated, in or towards satisfaction of any of the Tenant’s liabilities to the Landlord, whether the relevant liabilities be present or future, actual or contingent, primary or collateral, and several or joint.

SECTION IX

DEPOSIT

Deposit	9.01	The Tenant shall on the signing hereof and at such other times (if any) during the Term of this Agreement deposit with the Landlord the sum or sums specified in Part V of the Schedule hereto and, if required by the Landlord, a bank guarantee in lieu of cash deposit (or any part thereof) in favour of the Landlord issued by a reputable banking institution in Hong Kong approved by the Landlord in an amount and in such form and substance to the Landlord’s satisfaction (hereinafter referred to as the “Deposit”) to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed and the Deposit shall be held by the Landlord throughout the currency of this Agreement free of any interest to the Tenant and in the event of any breach or non-observance or non-performance by the Tenant of any of the agreements stipulations terms or conditions herein contained, the Landlord shall be entitled to terminate this Agreement in which event the whole sum of the Deposit (including but not limited to the sum paid herein or guaranteed under the bank guarantee and, in this respect, the Landlord shall demand payment under any bank guarantee to the Landlord) shall be absolutely forfeited to the Landlord but without prejudice to the Landlord’s right to claim any damages which the Landlord has sustained or may sustain. Without prejudice to the foregoing and any other right or remedy of the Landlord, the Landlord may in any such event at its option elect not to terminate this Agreement but to deduct from the Deposit paid by the Tenant hereunder the amount of any rent, management fees, government rates and other charges payable by the Tenant hereunder and any costs expenses losses or damages sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the said agreements stipulations terms or conditions. In the event of any deduction being made by the Landlord from the Deposit in accordance herewith during the currency of this Agreement, the Tenant shall as a condition precedent to the continuation of this Agreement forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises or any part thereof in the name of whole and to determine this Agreement as hereinbefore provided, in which event the remaining balance of the Deposit shall be absolutely forfeited to the Landlord but without prejudice to any other right or remedy of the Landlord hereunder, provided that in no event shall the Tenant be entitled to treat the forfeiture of the Deposit or any part thereof by the Landlord hereunder as payment of any rent or any sum payable by the Tenant hereunder.

Increase in Deposit	9.02	The amount of the Deposit shall be increased following each and any review of the Rent, if any, provided for herein or any increase in management fees and/or government rates or otherwise to a sum no less than the aggregate of the Rent, the management fees and the government rates as specified in Part V of the Schedule hereto at the rate payable therefor at the date or dates of the rent review or reviews and other fees charges and government rates then payable, and the Tenant shall make payment accordingly and the provisions of this Section IX shall apply to such further deposits.

Repayment of Deposit	9.03	Subject as aforesaid and to Clause 8.01, if the Deposit or any part thereof is paid in cash, the said cash deposit paid shall be refunded to the Tenant by the Landlord without interest through the Landlord’s designated electronic banking system or in any manner as the Landlord may from time to time think fit within thirty (30) days after the expiration or sooner determination of this Agreement and after the delivery of vacant possession to the Landlord and submission of the documents as required by the Landlord and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of the Rent, government rates, management fees and other charges or outgoings payable hereunder and for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later Provided that the Landlord may transfer the said cash deposit upon the sale of the Premises to a purchaser in which event such purchaser alone shall be responsible for the refund of the said cash deposit to the Tenant and the Tenant shall have no claim against the Landlord for the refund of the Deposit on the expiration or sooner determination of this Agreement.

Bank guarantee	9.04	Where any part of the Deposit is provided by way of bank guarantee, the Tenant shall, prior to the expiry of such guarantee, provide fresh guarantee to be issued in an amount and in such form and substance similar to the expiring guarantee (unless the Landlord requests otherwise) in accordance with the terms of this Agreement or deposit with the Landlord the guaranteed amount/sum as stated in the bank guarantee in cash in lieu of bank guarantee and failure of the Tenant to do so shall entitle the Landlord to forthwith re-enter the Premises and determine this Agreement and forfeit any deposit paid hereunder.

SECTIONX

REGULATIONS

Introduction of Regulations	10.01	The Landlord shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such regulations as it may consider necessary for the proper operation and maintenance or management of the Premises and any other part of the Building owned by the Landlord.

Conflict	10.02	Such regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such regulations and the terms and conditions of this Agreement the terms and conditions of this Agreement shall prevail.

Not Liable For Loss	10.03	The Landlord shall not be liable for any loss or damage however caused arising from any non-enforcement of the regulations or non-observance thereof by any third party.

SECTION XI

INTERPRETATION AND MISCELLANEOUS

Name of Building	11.01	The Landlord reserves the right to name or rename the Building with any such other name or style as it in its sole discretion may determine and at any time and from time to time by giving 3 months’ written notice to the Tenant to change alter substitute or abandon any such name without thereby becoming liable to compensate the Tenant for any loss expense or inconvenience caused to the Tenant as a consequence thereof and without the same constituting an actual or constructive eviction of the Tenant.

Landlord’s Rights Regarding Alterations etc.	11.02	(a)	Notwithstanding anything herein contained, the Landlord shall have the right:- (a) to change, amend, vary, add to or alter the approved general building plans of the Building existing at the date hereof; (b) to remove, cancel, relocate or otherwise change or carry out any repair, renovation, refurbishment, alteration or addition or other works, whether of a structural nature or not, to common areas and common facilities (including but not limited to the Building’s exterior facade, exterior window glass, elevators, mechanical and electrical systems, air-conditioning and ventilating systems, plumbing system, sprinkler systems, common hallways, entrances, passageways doors, doorways, corridors, landings, staircases, lobbies, lifts, escalators, toilets or other public toilets or other public parts or facilities of the Building) or such part or parts of the Building (other than the Premises) or any services or facilities serving the Building or any part thereof from time to time and in such manner as the Landlord may in its absolute discretion deem fit without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability whatsoever to the Tenant therefor; (c) to execute or perform any works of cleaning, alteration, amendment, modification, improvement, demolition or construction of the Building and to enter into all parts of the Building with all necessary equipment, plant and materials for the purpose of carrying out any such works; and (d) to carry out any modification, alteration, improvement, demolition or any other similar kind of works to the existing chilled water piping inside the Premises (if any) for the purpose of redirecting the chilled water piping system of the Premises or the Building; and (e) to erect scaffolding, hoarding or structures of like nature for the purposes of carrying out any works referred to in this Clause, including the right to enter upon the Premises for erecting such scaffolding or other structures, at any time during the Term of this Agreement upon serving a reasonable prior notice notwithstanding that the same may temporarily interfere with the access to any part of the Building. The Tenant shall at the Tenant’s own expenses remove all decorations additions erection alterations improvements fitting and fixture upon any parts of the Premises to facilitate any such works. The Tenant further agrees to allow the Landlord and its agents servants contractors access to the Premises at all reasonable times upon reasonable notice to the Tenant for the purpose of carrying out any of such works.

(b)	The Tenant further agrees that the Landlord may, at any time and from time to time during the Term of this Agreement, carry out any inspection and repair or renovation works of any nature in any parts of the Premises (which works may include, but not limited to, the inspection, repair, renovation and/or replacement of the exterior facade, interior/exterior window glass, glass panes, curtain wall and other auxiliary installation of the Premises) in compliance with the requirements under the Mandatory Window Inspection Scheme (MWIS) and the Mandatory Building Inspection Scheme (MBIS) and/or any other relevant laws and regulations. The Tenant shall at the Tenant’s own expenses remove all decorations additions erection alterations improvements fitting and fixture upon the windows or any parts of the Premises to facilitate any such works. The Tenant further agrees to allow the Landlord and its contractors and/or its inspectors access to the Premises at all reasonable times upon reasonable notice to the Tenant for the purpose of carrying out any such works.

(c)	The Tenant shall not be entitled to claim any abatement of rent or any compensation for any loss or damage or for any inconvenience caused to or suffered or sustained by the Tenant or for any relocation or temporary blockage of access to or (where applicable) any change or temporary blockage of any part of the Premises in connection with or arising out of any such works stated in this Clause carried out by the Landlord or its contractors and/or its inspectors or any access to the Premises by the Landlord or its contractors and/or its inspectors.

Landlord’s right to use the Tenant’s logo, trade mark or others	11.03	The Tenant hereby grants to the Landlord and its affiliates a non-exclusive royalty-free licence to use the Tenant’s and/or the Tenant group’s trading name, logo, trade mark or any picture representation or likeness in connection with the Tenant’s trading name, service or product(s), on all signboards in the Building or any part thereof, marketing or promotional materials published or distributed by the Landlord or its affiliates, websites and social media platform relating to the Building and at the event organized by the Landlord or its affiliates during the Term of this Agreement. The Tenant shall further accept that the Landlord and its affiliates shall have the unfettered discretion to organize and hold promotional events and programmes at anywhere (including but not limited to in the Building but except the Premises) and shall grant to the Landlord and/or its affiliates permission to set up a hyperlink from the website of the Landlord and/or its affiliates to the Tenant’s website for marketing purposes.

Public Broadcast System	11.04	Notwithstanding anything herein contained or implied to the contrary, the Landlord may, but not obliged to, provide or install a public broadcast system throughout the common areas of the Building and may play relay or broadcast or permit any other person to play relay or broadcast any advertisement, recorded music or public announcement therein.

Rights reserved to the Landlord	11.05	It is hereby agreed and expressly confirmed that the following rights are excepted and reserved to the Landlord (its successors and assigns and all persons having the like right) throughout the Term: -

(a)	the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the Premises and serving or capable of serving the Building or any adjoining or neighbouring property TOGETHER WITH the right to enter upon the Premises to inspect repair replace or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts Provided That in the exercise of this latter right the Landlord shall cause as little damage or inconvenience to the Tenant as possible and forthwith make good any damage caused;

(b)	the full and free right and liberty to enter upon the Premises in the circumstances in which the covenants by the Tenant contained in this Agreement permit such entry and in particular but without prejudice to the generality of the foregoing the right to enter into and upon the Premises at all times for the purpose of obtaining access to and egress from any machinery or switch rooms or the like remaining under the control of the Landlord and located on any of the floors of the Building on which any portion of the Premises is situated;

(c)	the right from time to time on giving reasonable notice to the Tenant (such notice not to be required in case of emergency or breakdown) and causing as little inconvenience to the Tenant as reasonably possible to suspend lifts, electric power, water supply and any other building service provided in or serving the Building for the purpose of servicing, maintaining, repairing, renewing, improving or replacing the same and any of them; and

(d)	the right from time to time and without the necessity of joining the Tenant or any other person to enter into such Deed of Mutual Covenant or Sub-Deed of Mutual Covenant or Management Agreement affecting the Building or any part thereof as the Landlord shall deem appropriate.

Condonation Not Waiver	11.06	No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate or be regarded by the Tenant as a waiver of the Landlord’s right hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided. No act, including but not limited to any review or approval or consent by the Landlord or which such review or approval or consent is required to be sought hereunder, or omission by the Landlord shall (i) relieve the Tenant of any of its obligations or liabilities or give rise to any waiver or estoppel in relation to any of the Tenant’s obligations or liabilities under this Agreement and any applicable laws; (ii) constitute a warranty by the Landlord in relation to the Tenant’s performance of its obligations hereunder; or (iii) otherwise create any obligation or liability whatsoever on the part of the Landlord.

Letting Notices & Entry	11.07	During the six (6) months immediately before the expiration or sooner determination of the Term the Tenant shall permit all persons having written authority to enter and view the Premises and every part thereof at all reasonable times Provided Further that the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises notice(s), which shall not be concealed, stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require during the aforementioned period of six (6) months.

Sale & Redevelopment	11.08	(a)	If at any time the Landlord shall

(i)	enter into a contract, whether by way of sale of asset or sale of share(s) of the Landlord’s holding company, in effect, to sell the Premises or the Building or any part thereof which shall include the Premises; or

(ii)	resolve to redevelop, demolish, refurbish or otherwise renovate the Building or any part thereof which shall include the Premises (which intention so to do shall be conclusively proven by production of a copy of a resolution of its Directors)

			then the Landlord shall be entitled, but not obliged, to terminate the Term hereby created under this Agreement by serving on the Tenant not less than 6 months’ notice in writing and this Agreement shall determine upon the expiration of such notice. Such termination shall be without prejudice to the rights and remedies of either party against the other in respect of any antecedent claims or breaches of this Agreement prior to the expiration of such notice. “Demolish” and/or “rebuild” for the purposes of this Clause shall mean the demolition and/or rebuilding of the whole or the Building or a part or parts thereof whether or not including any main walls exterior walls or roof of the Premises and whether or not any part thereof is to be re-built or reconstructed in the same or any other manner. “Refurbish” may or may not include demolition of the Building or any part thereof.

		(b)	Any option exercisable by the Tenant shall extinguish and determine upon the service of the notice to terminate pursuant to Sub-Clause (a) above and no longer be exercisable by the Tenant notwithstanding any provision in this Agreement, any law to the contrary and whether the option shall have been exercised or not.

		(c)	The Tenant shall not be entitled to any abatement of rent, damages, compensation or any other relief for the early termination of the Agreement or the determination of any options.

Sale of the Premises subject to this Agreement	11.09	(a)	The Tenant agrees that if the Landlord shall sell, assign or transfer the Premises or any part of the Building which includes the Premises to any person or persons (hereinafter referred to as the “New Owner”) prior to the expiry of the Term subject to and with the benefit of this Agreement, or agree so to do, without exercising its right of determination as stated in Clause 11.08 above the Landlord shall be entitled (incidental to such sale, assignment or transfer as mentioned aforesaid and is hereinafter referred to as the “Sale”) to transfer the Deposit or any part thereof paid in cash by the Tenant under this Agreement (less any deduction which the Landlord may lawfully make under the terms of this Agreement for any antecedent claims or breaches prior to the date of the Sale) to the New Owner, without the need to obtain consent from or to give prior notice to the Tenant. The Deposit or any part thereof paid in cash (or the balance thereof after the said deduction) shall hereinafter be referred to as the “Refundable Deposit”. The Tenant hereby irrevocably authorises the Landlord to effect such transfer of the Refundable Deposit without incurring any liability to the Tenant therefor.

(b)	The Tenant hereby expressly releases the Landlord from its obligation to refund the Refundable Deposit to the Tenant and waives all its claims whatsoever against the Landlord therefor at the time of or at any time after the transfer. However, nothing herein provided shall prejudice or affect the right of the Tenant to claim against the New Owner for the refund of the Refundable Deposit.

(c)	The Tenant covenants that it shall at the request of the Landlord enter into, sign and execute such agreements, deeds, memorandum or documents (hereinafter referred to as the “Memorandum”) with the Landlord and/or the New Owner to release the Landlord from its obligation to refund the Refundable Deposit and, if necessary, to do all such things (if necessary) to effect the transfer of the Refundable Deposit as mentioned in Sub-Clause (a) above. For the avoidance of doubt, if the Tenant fails and/or refuses to enter into, sign and execute the Memorandum, the Landlord shall still be released from its obligations to refund the Refundable Deposit to the Tenant under Sub-Clauses (a) and (b) above and the Tenant shall have no right to claim against the Landlord therefor.

(d)	Should any part of the Deposit shall be secured by a bank guarantee, upon the sale of the Premises by the Landlord, the Tenant shall upon request of the Landlord or its purchaser deliver a fresh bank guarantee to the New Owner. Upon presentation of a new guarantee and subject to the settlement of any outstanding claim by the Landlord against the Tenant, the bank guarantee in favour of the Landlord shall be returned to the Tenant.

(e)	A written notice sent by the Landlord or by the Landlord’s solicitors to the Tenant to its address stated in this Agreement or to the Premises notifying the conclusion of the Sale shall be conclusive evidence that the Refundable Deposit has been or shall be transferred to the New Owner unless the contrary intention is expressed in that written notice.

(±)	The reference to a “person” in this Clause means and includes an individual, a body corporate, a partnership, any other unincorporated body or association of persons and any state or state agency.

(g)	Notwithstanding anything herein contained or implied to the contrary, the Tenant acknowledges, confirms and consents that the Landlord is entitled to disclose this Agreement and all information relating to the tenancy granted herein to any potential purchaser assignee transferee or tenderer relating to the Landlord’s sale assignment or transfer of the Premises.

Function and Display	11.10	Notwithstanding anything herein contained or implied to the contrary the Landlord may permit or allow any person or organization to hold any functions or exhibition or display any merchandise in any part or parts of the common areas of the Building at such times and upon such terms and conditions as the Landlord may in its absolute discretion deem fit.

	11.11	It is expressly understood and agreed by and between the Landlord and the Tenant that if the Tenant shall commence any action or proceedings seeking injunctive declaratory or monetary relief in connection with the rights reserved to the Landlord in this Agreement or if the Landlord shall commence any action or proceedings to enforce the Landlord’s rights in accordance with the terms herein contained and if judgments shall be awarded in favour of the Landlord in any such legal proceedings then the Tenant shall pay to the Landlord as additional rent under this Agreement a sum equal to all legal fees costs and disbursements incurred by the Landlord in anyway related to or arising out of such action or proceedings. Payment of the said sum shall be made within seven (7) days upon receipt of the Landlord’s demand.

Delivery of possession	11.12	The Tenant hereby expressly declares that at the expiration or sooner determination of this Agreement the Tenant shall not invoke or seek to avail itself of any protection which may or shall hereafter be afforded by ordinance or regulation of Hong Kong protecting tenants or lessees from eviction but shall promptly and punctually quit and deliver up possession of the Premises at the expiration of this Agreement or sooner determination as aforesaid.

Obligation to pay	11.13	This Agreement and the obligation of the Tenant to pay rent and other sums due hereunder and perform the Tenant’s obligations hereunder shall in no way be affected impaired or excused because the Landlord is unable, due to circumstances beyond its control, to fulfil any of its obligations under this Agreement or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repair additions alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if the Landlord is prevented or delayed from so doing by reason of strike or labour troubles or any outside cause whatsoever or by reason of any order or regulation of any department of the Hong Kong Government.

Closure of the Building and Temporarily stop the supply of water or electricity	11.14	The Landlord may at any time close the Building or any part thereof or stop the supply of water or electricity temporarily whenever the Landlord thinks it expedient and may also at all times take such measures generally for the safety and protection of the Premises or the Building or any persons or properties within the Premises or the Building it shall in its discretion think fit without being responsible to the Tenant for any loss, damage or injury occasioned therefrom.

Break Open	11.15	The Tenant hereby authorizes the Landlord in the event of fire typhoon or other contingencies which in the opinion of the Landlord or the Manager may cause or threaten to cause damage to the Premises, the Building or the Landlord or injury to any person or persons, in the absence of the Tenant to break open any outer door or windows of the Premises and to do such other thing as may be necessary to prevent such damage or injury and in such event the Landlord shall not be answerable to the Tenant for any loss or damage which the Tenant may sustain thereby.

Service of Notice	11.16	Any notice required to be served on the Tenant shall be sufficiently served if addressed to the Tenant and posted to or left at the Premises or sent to the Tenant by post or left at the Tenant’s last known residential or business address in Hong Kong or its registered office (if any). Any notice required to be served on the Landlord shall be sufficiently served if delivered or despatched by registered post to its registered office or the registered office of its rental agent (if any) from time to time. A notice sent by post shall be deemed to have been received within forty-eight (48) hours of despatch thereof and a receipt or record of delivery from the postal authorities in Hong Kong shall be sufficient evidence of delivery of such notice.

Costs and expenses for giving consents	11.17	Any fees costs and expenses in connection with or incidental to the giving of consents pursuant to any provisions herein shall be borne by the Tenant, who, as the case may be, shall reimburse to the Landlord such fees costs and expenses if they shall be paid by the Landlord in advance on behalf of the Tenant;

Stamp Duty & Costs	11.18	Each party shall bear its own costs and disbursements (including legal costs) incidental to the negotiation preparation and completion of this Agreement. The stamp duty, adjudication fees (if any) of this Agreement and its counterparts shall be borne by the Landlord and the Tenant in equal shares.

Time of the essence	11.19	Time is and shall in every respect be of the essence of this Agreement.

No Fine	11.20	The Tenant acknowledges that no fine premium key money construction money or other consideration has been paid or shall be payable by the Tenant to the Landlord for the grant of this Agreement.

Special Conditions	11.21	The parties hereto further agree that they shall respectively be bound by and entitled to the benefit of the Special Conditions set out in Part VIII of the Schedule hereto. In the event of any conflict between the terms and conditions herein and the Special Conditions, the Special Conditions shall prevail.

Gender	11.22	In this Agreement if the context otherwise permits or requires words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender shall include the other of them and references to persons shall include bodies corporate or unincorporate.

Acts of Employees Invitees & Licensees	11.23	For the purpose of these presents any act default neglect or omission of any guest, customer, visitor, servant, workman, contractor, employee, agent, invitee or licensee of the Tenant shall be deemed to be an act default neglect or omission of the Tenant.

Expression	11.24	The expression of “the Tenant” shall (where the context permits) mean and include the Tenant specifically named in this Agreement and shall not include the executors and administrators of the Tenant or where the Tenant is a corporation any liquidator thereof.

Marginal Notes, Headings & Index	11.25	The Marginal Notes Headings and Index (if any) are intended for guidance only and do not form part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

Entire Agreement	11.26	This Agreement including the Schedule sets out the full agreements reached between the parties and supersedes all written or verbal agreements (if any) that the parties may have reached in respect of the subject matters of this Agreement. No other representations, commitments, warranties or understandings, written or verbal, have been made or given relating to the Landlord, the Building or the Premises or the letting of any part thereof or the appurtenances thereof or if any warranty or representation has been made the same are hereby waived.

Personal Data (Privacy) Ordinance (Cap. 486)	11.27	For the purpose of the Personal Data (Privacy) Ordinance (Cap.486) (hereinafter referred to as the “PDPO”),

(i)	the Tenant is hereby advised, before signing of this Agreement, to access and read carefully the latest Personal Information Collection Statement adopted by the Landlord, which is available at the Landlord’s website http://www.hanglung.com/en-US/personal-information-collection-statement (hereinafter referred to as the “Personal Information Collection Statement”);

(ii)	the Tenant shall be deemed to have received, read, understood and agreed to the contents of the Personal Information Collection Statement upon signing of this Agreement; and

(iii)	the Tenant agrees to allow the Landlord to disclose the personal data of the Tenant subject to the provisions of the PDPO, to the persons and for the purposes stated in the Personal Information Collection Statement.

Contracts (Rights of Third Parties) Ordinance (Cap. 623)	11.28	The Landlord and the Tenant hereby agree that they do not intend any term of this Agreement (including without limitation any amendments to this Agreement and/or any supplemental agreement(s) to be entered into between the Landlord and the Tenant) to be enforceable pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap. 623) and the said Ordinance shall not apply to this Agreement.

Validity and enforceability	11.29	If any provision of this Agreement is deemed to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Governing Law and non- exclusive jurisdiction	11.30	This Agreement shall be governed by and construed in accordance with laws of The Hong Kong Special Administrative Region of the People’s Republic of China (hereinafter referred to as “Hong Kong”) and the parties hereby agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

THE SCHEDULE ABOVE REFERRED TO

PART I

The Landlord:	HANG LUNG REAL ESTATE AGENCY LIMITED whose registered office is situated at 21st Floor, No. 4 Des Voeux Road Central, Hong Kong, as agent for and on behalf of STAR PLAY DEVELOPMENT LIMITED.

The Tenant:	LAW’S BUSINESS ACCOUNTING LIMITED (羅氏商務會計有限公司) whose registered office is situated at Room 1608, 16/F., No. 655 Nathan Road, Mong Kok, Hong Kong.

PART II

The Premises:

ALL THAT OFFICE NO. 1815 on the EIGHTEENTH FLOOR of the building known as “HOLLYWOOD PLAZA” at No.610 Nathan Road, Kowloon erected on All That piece or parcel of ground registered in the Land Registry as KOWLOON INLAND LOT N0.11024.

which for the purpose of identification only is shown and coloured pink on the plan attached hereto.

The Building:	HOLLYWOOD PLAZA at No.610 Nathan Road, Kowloon

PART III

The Term:	Commencing on 1st day of December, 2023 and expiring on 31st day of August, 2026 (both dates inclusive).

PART IV

(A) Particulars of Rent

1. The Rent (exclusive of government rates, management fees, utility and other charges and outgoings) for the Term shall be a sum of HK$20,800.00 per calendar month for the period from the 1st day of December, 2023 to the 31 st day of October, 2024 (both dates inclusive); HK$21,400.00 per calendar month for the period from the 1st day of November, 2024 to the 30tl’ day of September, 2025 (both dates inclusive) and HK$22,000.00 per calendar month for the period from the 1st day of October, 2025 to the 31st day of August, 2026 (both dates inclusive).

2. The Tenant shall punctually and promptly pay to the Landlord the Rent (exclusive of government rates, management fees, utility and other charges and outgoings) in advance clear of all deductions and without set-off on the first day of each calendar month, Provided that :-

(i)	the first payment of the Rent shall be paid by the Tenant to the Landlord in advance upon signing of this Agreement with adjustment (if any) to be made on the next payment immediately following the expiry of any rent-free period (if any) provided in this Agreement; and

(ii)	if the last payment of the Rent relates to a period from the first day of a calendar month ending on a date which is not the last day of that calendar month, then the payment of the Rent shall be apportioned according to the number of days of the Term remaining in that last calendar month.

For the avoidance of doubt, the Tenant shall throughout the Term pay the Rent in full for each and every month in the manner as stipulated in this Part IV(A).

(B) Particulars of the management fees

1. The management fees are the contributions towards the costs, charges and expenses for the management of the Building including all expenses incurred by the Landlord in managing, promoting and advertising the Building and the provision of management services to the Premises and the current rate of which is in the sum of HK$2,623.00 per calendar month which is subject to review in accordance with the provisions of this Agreement.

2. The management fees shall be paid by the Tenant to the Landlord in advance on the first day of each and every calendar month without deduction and without set-off whatsoever provided that the first payment of the management fees shall be payable by the Tenant to the Landlord upon signing of this Agreement.

3. In the event of a deficiency occurring or seeming to the Landlord likely to occur, the Landlord shall be entitled to demand, collect or recover from the Tenant such additional contributions as the Landlord may determine. The Landlord’s assessment of the amount of deficiency and the amounts of additional contributions shall be conclusive and binding on the Tenant.

4. In the event of any increase in the management fees, the Tenant shall also pay to the Landlord such sums of money to the effect and intent that the deposit for the management fees held by the Landlord shall at any time maintain in such amount of the then current monthly management fees in the multiple as specified in Part V of the Schedule hereto.

PARTY

The Deposit:

(the aggregate of the Rent, the management fees and the government rates in the multiple of 4)

The Tenant shall deposit and maintain at all times with the Landlord four months’ Rent, four months’ management fees and four months’ government rates as the Deposit in accordance with Section IX of this Agreement.

Rent deposit (monthly rent x 4)	HK$	88,000.00
Deposit for the management fees (current monthly rate x 4)	HK$	10,492.00
Deposit for government rates	HK$	3 550.00

Total	HK$	102,042.00

PART VI

Restricted solely for office use of the Tenant’s business of accounting services and for no other purpose and under no other trade names whatsoever unless with prior written consent of the Landlord.

PART VII

NORMAL BUSINESS HOURS

The Normal Business Hours of the Building means the hours between 8:30 a.m. and 10:00 p.m. on each Monday to Sunday and Public Holiday. The Landlord reserves the right to alter or amend the Normal Business Hours from time to time and to such extent as the Landlord shall in its discretion deem appropriate or necessary.

PART VIII

SPECIAL CONDITIONS

I.	The Tenant hereby acknowledges its awareness that the Premises is currently let to and occupied by sitting tenant pursuant to a valid and subsisting tenancy. The commencement of this Agreement shall be conditional upon the delivery of vacant possession of the Premises to the Landlord by the existing tenant/occupier of the Premises and the completion of the necessary alteration/renovation/reinstatement works (if any) of the Premises. In the event that the possession of the Premises cannot be obtained by the Landlord or the necessary alteration/renovation/reinstatement works (if any) of the Premises are not completed on or before the December I, 2023 as mentioned in this Agreement, the commencement date of this Agreement shall be postponed to a date as advised by the Landlord (hereinafter referred to as the “Postponed Date of Commencement”). For the avoidance of doubt, the Term granted under this Agreement and the Rent Free Period (if any) shall then commence from the Postponed Date of Commencement on which vacant possession of tl1e Premises shall be given to the Tenant provided that the Term of this Agreement and the Rent Free Period shall remain unchanged and no compensation whatsoever shall be made to the Tenant in respect of any such postponement and all other terms and conditions contained herein shall remain in full force and ·effect. The Tenant hereby agrees and acknowledges that the Tenant shall not be entitled to rescind or terminate this Agreement or to make any claim whatsoever against the Landlord for such postponement of the date of commencement of the Term of this Agreement.

2.	On the condition that the Tenant shall fully observe and perform all the terms and conditions contained herein for the entire Term and subject as hereinafter provided, the Tenant is entitled to a rent-free period THIRTY ONE (31) DAYS from the date of commencement of the Term Provided that goverrm1ent rates, management fees, and all other outgoings or payment herein shall be paid by the Tenant from the date of commencement of the Tenn. The Tenant shall serve the Landlord a written notice upon the completion of fitting out works and/or the commencement of the Tenant’s business and is obligated to pay the Rent immediately after the expiration of the Rent Free Period. For the avoidance of doubt, the Tenant hereby agrees that if the Tenant fails to observe or perform or is otherwise in breach of any provision(s) contained herein, the Tenant shall, upon demand by the Landlord, forthwith pay to the Landlord all rent payable for such rent-free period as if such rent-free period had not been granted by the Landlord, and such rent if unpaid on the due date as specified by the Landlord shall carry interest as set out in Section VIII of this Agreement.

3.	The Tenant hereby expressly acknowledges and confirms that they have duly inspected the Premises and has satisfied itself in all respects including but not limited to the area size suitability and condition in relation to the Premises or any other matter pertaining to this Agreement. The Premises shall be handed over to the Tenant in “as-is” condition together with the Landlord’s provisions and any provisions (if any) made or installed upon or in the Premises prior to the commencement of the Term. The tentative list of the Landlord’s provisions is as follows:-

(a)	False ceiling with integrated lighting panels;

(b)	Plastered walls in white paint finish;

(c)	Standard sprinklers system in compliance with prevailing regulations;

(d)	Standard M.C.B. Box;

(e)	Concrete floor; and

(f)	Standard Fire Rated door with locking devices.

The formal list of the Landlord’s provisions shall be contained in a “Checklist for the Handover of Premises” (the “Checklist”) to be signed by the Landlord and the Tenant upon the handover of the Premises. The Landlord’s provisions listed in the Checklist shall hereinafter be referred to as the “Landlord’s Provisions”.

No warranty whatsoever is given by the Landlord on the physical state and condition of the Premises or any part thereof or the Landlord’s Provisions or the installations, additions, alterations, fittings and fixtures therein.

4.	The Tenant shall, at its own costs and expenses, reinstate the Premises to its “bare-shell” condition and deliver up vacant possession of the Premises to the Landlord in accordance with the terms and conditions of this Agreement to the satisfaction of the Landlord upon expiration or sooner determination of this Agreement in such good, clean and tenantable conditions with the Landlord’s Provisions. If the Tenant shall fail do so, all costs and expenses paid or incurred by the Landlord or any administration fee charged by the Landlord for the additional administrative works in relation to the reinstatement of the Premises shall be paid by the Tenant and shall be recoverable from the Tenant as a debt.

5.	The Tenant hereby covenants undertakes and agrees with the Landlord as follows:-

(a)	To accept the condition of the Premises as at the commencement of this Agreement and to promptly fit out the Premises within a reasonable period of time in a good and proper workmanlike fashion using good quality materials and new fixtures and fittings appropriate to a first class commercial premises and in accordance with the requirements and provisions of Part IX of the Schedule hereto and to maintain the same throughout the Term in a high standard of condition and repair to the satisfaction of the Landlord and to repaint, re-polish or replace the same when worn or damaged or when so directed by the Landlord and at the sole costs and expenses of the Tenant to make good all defects and want of repair within one calendar month upon the Tenant’s receipt of any written or verbal notice. In carrying out any approved work hereunder, the Tenant shall and shall cause its servants agents contractors and workmen to co-operate fully with the Landlord and the Manager and all servants agents and workmen of the Landlord and with other tenants or contractors carrying out any work in the Building. The Tenant shall obey and cause its servants agents contractors and workmen to obey and comply with all instructions and directions which may be given by the Landlord’s servants or agents or other authorised representatives or the Manager in connection with the carrying out of such work. Subject to the provisions in Part IX of the Schedule hereto, the Tenant shall in carrying out all decorations and fitting out works hereunder use only such contractor(s) as shall be approved by the Landlord in writing;

(b)	To promptly carry out such internal decorations partitioning alterations and fittings and any amendments thereto in accordance with such approved details and plans and such other directions and conditions as may be given and imposed by the Landlord relating thereto in accordance with such Ordinances and other Governmental rules and regulations as shall from time to time be in force during the Term. Such approval from the Landlord shall not relieve the Tenant from the responsibility of obtaining all necessary permits licences and approval pertaining to the proposed decoration partitioning alteration or fitting works and the Tenant shall submit all applications required and shall comply with all Ordinances rules and regulations and all regulations and by-laws of any public utility company or authority having jurisdiction over the said works. The Tenant shall not commence any such internal decorations partitioning alterations and fitting works unless and until all necessary approvals licences or permits relating thereto have been obtained from the relevant Government departments or authorities and if the Tenant shall for any reason put in hand any such works as aforesaid prior to obtaining the necessary approvals licences or permits from the relevant Government authorities the Tenant shall be solely responsible for the consequence of such unauthorised works including but not limited to the costs of demolition, addition and alteration required to comply with the Government requirements and shall indemnify and keep the Landlord fully indemnified against all losses claims costs actions and proceedings arising from the Tenant’s breach of the provisions of this Sub-Clause. The Tenant shall at its own costs and expenses make good any default in complying with this Sub-Clause notwithstanding that its fitting out partitioning and decoration proposals may have been submitted by the Landlord or the Landlord’s agent to the relevant Government authorities on behalf of the Tenant and the Tenant shall solely bear the consequences of any rejections or any amendments required by the relevant Government authorities of the Tenant’s proposals and of any delay or losses resulting from such rejections or amendments; and

(c)	To maintain in good condition and repair to the satisfaction of the Landlord any existing or additional fire-fighting water sprinkler system which may be installed by the Tenant with the prior written consent of the Landlord at the Tenant’s own cost and expense.

(d)	At its own costs and expenses, to produce to the Landlord (i) the Work Completion Certificate - Form WR I (hereinafter referred to as “WR!”) duly certified and filed with the Electrical and Mechanical Service Department (hereinafter referred to as “EMSD”) pursuant to the Electricity Ordinance (Cap.406) and (ii) the Certificate of Fire Service Installation and Equipment (FS25I) (hereinafter referred to as “FS25 l”) duly certified and filed with the Fire Service Department (hereinafter referred to as “FSD”) pursuant to the Fire Service (Installations and Equipment) Regulations (Cap.95B) in respect of the Premises before the commencement of its business and to maintain and renew such certificate(s) during the Term in compliance with the relevant Ordinances, regulations, orders, notices and rules. In the event that the Tenant fails to produce the WR1 and the FS251 before the commencement of its business or fails to maintain and renew such certificate(s) as aforesaid shall constitute a material breach of this Agreement on the part of the Tenant, the Landlord may (i) determine this Agreement and regain possession of the Premises or (ii), at the expense and in the name of the Tenant, engage such contractor as the Landlord may think fit to prepare and file the WRl with EMSD and the FS251 with the FSD. The Tenant shall allow the Landlord and its contractors and/or its inspectors access to the Premises at all reasonable times upon reasonable notice to the Tenant for the purpose of carrying out any such works and obtaining such certificate(s) and all costs and expenses incurred by the Landlord in relation thereto shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from the Deposit or any other deposit held by the Landlord hereunder. The Tenant further agrees to indemnify and keep the Landlord indemnified against and in respect of any breach by the Tenant of this provision.

6.	The Tenant shall use its best endeavours to expedite the progress of the fitting out works. The Tenant is required to complete the fitting out works and commence its business as soon as possible.

7.	No application for licence, permits or other forms of approval shall be made to any Government Departments or public authorities (including but not limited to the Buildings Department, Fire Services Department, Food and Environmental Hygiene Department, Education Department, Hong Kong Police Force) without the prior written consent of the Landlord and/or its agent.

8.	The Tenant shall fully indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person or any competent authority in respect of any breach of the Tenant’s licensing requirements under all applicable Ordinances, regulations, by-laws or directives relating to its operation of business in the Premises and upon the occurrence of any such costs claims demands actions and legal proceedings made upon the Landlord, the Landlord shall be entitled to exercise all or any of the Landlord’s rights under this Agreement.

9.	The Tenant agrees to keep the Premises open for business at all times of the year during the Normal Business Hours as specified in Part VII of the Schedule hereto and without prejudice to the generality of the foregoing any suspension of the Tenant’s business for a period of more than three days without the prior written consent of the Landlord shall constitute a material breach of this Agreement entitling the Landlord to determine this Agreement and to regain possession of the Premises;

10.	The Tenant agrees, at the expiration of each period of three years during the Term of this Agreement and also in the last three months thereof whether determined by effluxion of time or otherwise, to paint, polish or otherwise treat as the case may be all the inside wood and metal work of the Premises in a workmanlike manner and grain varnish and clean the parts of the Premises usually grained, varnished and cleaned and to paint or paper with good quality materials in a workmanlike manner all walls and ceilings of the Premises usually painted or papered as the case may be, such decoration in the last three months of the Term to be executed in such colours patterns and materials as the Landlord may require.

11.	The Tenant shall ensure that the width and the materials of the entrance/exit doors and the direct distance within the Premises should comply with the requirements in the Code of Practice for the provision of Means of Escape in Case of Fire and Code of Practice for Fire Resisting Construction.

12.	The Tenant shall, at the Tenant’s sole costs and expenses, be responsible for the installation and the annual checking of all fire services installation and emergency lighting(s) with battery back-up for each partitioned area as per the requirement of the Fire Services Department and or any other competent Government authority.

13.	The Tenant shall not use the Premises or any part thereof as a school as defined in the Education Ordinance (Cap. 279) or a child care centre as defined in the Child Care Services Ordinance (Cap. 243).

14.	The Landlord and the Tenant may enter into collaborative arrangements on such terms as conditions as they may mutually agree to advance common sustainability objectives like reduction of greenhouse gas emissions and energy savings, improvements in water resource management, improvements in recycling, the promotion and cultivation of physical and mental wellbeing, and other related areas. The terms and conditions of such collaborative arrangements, though separately concluded between the parties, shall form part of this Agreement and shall be subject to review and, where necessary, amendment from time to time to take into account the changing circumstances.

PART IX

Submission and Approval of Plans

1.	(a)	The Tenant shall, within seven (7) days from the commencement of the Term and prior to the commencement of any decoration or fitting out works to the Premises and at its own cost and expense, prepare and submit to the Landlord for its prior approval three (3) sets of suitable drawings, plans and specifications of all the works to be carried out by the Tenant together with schematic sketches showing intent as to the Tenant’s design and layout proposals (including interior design, decoration and furnishing standard) and together with the programme of work showing their duration and work progress (hereinafter collectively referred to as the “Tenant’s Plans”) to enable the Premises to be fitted out and completed for the purposes specified in this Agreement. The Tenant’s Plans shall, without limitation:-

(i)	include detailed drawings, plans, design, colour and specifications for all interior decorations, fittings, installations, partitioning, alterations and floor coverings;

(ii)	include detailed drawings, plans and specifications of all electrical installations which shall be connected to the electrical systems installed by the Landlord;

(iii)	include details of any proposed amendments, additions or alterations to any electrical mechanical or other building services;

(iv)	comply with all relevant Ordinances, regulations and by-laws from time to time issued by the Government of Hong Kong;

(v)	include design proposal for the signage (if any) (with specifications in accordance with the Landlord’s standard and requirements); and

(vi)	include any other plan(s) or calculation as may be required by the Landlord.

The decoration or fitting out works shall be promptly carried out by the Tenant at its own cost without delay and in a proper workmanlike fashion in accordance with the Tenant’s Plans as approved by the Landlord and by contractors who have first been approved in writing by the Landlord. The Landlord shall not be responsible for any of the fitting out and decoration works in the Premises whatsoever.

(b)	The Tenant shall (if applicable) apply for and obtain all relevant Government approval and consent at its own cost prior to the commencement of the decoration or fitting out works at the Premises.

(c)	Within three (3) months/before end of rent-free period after the Tenant’s Plans have been approved by the Landlord, the Tenant shall fully complete all fitting-out in or at the Premises in accordance with the provisions in this Agreement and forthwith commence business in the Premises.

2.	In order to enable the building services of the Building to be effectively co-ordinated and controlled the Tenant agrees that all electrical wiring and other electrical work (including but limited to the electrical wiring works to and from the switch room to the Premises and the related installations) and approved alterations to the building services (including drainage, air-conditioning, plumbing, security and fire services) in or for the Premises and other works as may reasonably be required by the Landlord shall be carried out at the Tenant’s expense only by the contractors approved by the Landlord.

3.	(a)	The Landlord shall consider the Tenant’s Plans and may in its absolute discretion accept or reject the Tenant’s Plans or any part of them as it thinks fit and the Tenant shall under no circumstances commence any works or alterations in the Premises until the full written approval of the Landlord has been obtained.

(b)	The Tenant shall pay to the Landlord on demand all mechanical, engineering and structural engineering consultants’ fees and architect’s vetting fees incurred by the Landlord in connection with the consideration and approval of the Tenant’s Plans or any modifications or amendments thereof.

4.	The Tenant agrees that the following work shall be carried out before commencement of renovation, and shall only be carried out by contractors approved by the Landlord at the expense of the Tenant:-

(i)	erection of white plywood hoarding in accordance with the Landlord’s specifications;

(ii)	production and installation of sticker with the Tenant’s logo/graphic to the hoarding subject to Clause 5 below;

(iii)	installation of lightings with timer control on top of the hoarding (for outdoor part only).

5.	Sticker of Tenant’s logo/graphic

(i)	Sticker bearing the Tenant’s logo/graphic shall be properly installed on the hoarding by the Tenant at the Tenant’s sole expense during the renovation period. The logo/graphic shall be submitted to the Landlord for approval fourteen (14) days prior to installation.

(ii)	In the event that the Tenant fails to display its sticker, the Landlord shall at its own discretion install sticker with standard graphic at the cost of the Tenant.

6.	To secure the due performance and observance of the provisions contained in this Part, the Tenant shall deposit and maintain at all times with the Landlord during the fitting-out period a decoration deposit the amount of which the Landlord shall in its absolute discretion determine. Without prejudice to any other remedy that may be available to the Landlord, the Landlord may deduct from the decoration deposit the amount of all losses and damages sustained or incurred by the Landlord as a result of any breach or non-performance or non-observance by the Tenant of any provision contained in this Part. The decoration deposit or balance thereof if deduction is made upon the provisions contained in this Part shall be refunded to the Tenant without any interest thereon after completion of the fitting out works if the Tenant shall have observed all the provisions contained in this Part.

7.	The Tenant shall not cause or permit to be caused or made any subsequent variation to the approved specifications or to the approved interior design or layout of the Premises without the prior approval in writing of the Landlord and in the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord such vetting fee and administration fee as shall be determined by the Landlord in connection with the Landlord giving such approval.

AS WITNESS the parties hereto have duly executed this Agreement the day and year first above written.

SIGNED by	)	For and on behalf of
)
HANG LUNG REAL ESTATE AGENCY LIMITED
for and on behalf of the Landlord
)
/s/ Bonnie Yip	)
)
	)	/S/ Helen Lau
	)	Deputy Director
(Head of Hong Kong Business Operation)

SIGNED by	)
)
LAW’S BUSINESS ACCOUNTING LIMITED	)	For and on behalf of
	)	Law’s Business Accounting Limited

for and on behalf of the Tenant	)	/s/ Yiu Suet Ching
in the presence of :-)
)
/s/ Chow Ka Yiu

)
RECEIVED on or before the day and year first	)
above written of and from the Tenant the	)
above mentioned Deposit of DOLLARS ONE	) HK$102,042.00
HUNDRED AND TWO THOUSAND AND	)
FORTY TWO ONLY Hong Kong Currency	)
being total deposit money above mentioned to	)
be paid by the Tenant to the Landlord.

For and on behalf of
HANG LUNG REAL ESTATE AGENCY LIMITED

Signature(s) verified by:-

/s/ Bonnie Yip	/s/ Helen Lau

Deputy Director
(Head of Hong Kong Business Operation)

恒隆地產
HANG LUNG PROPERTIES

HOLLYWOOD PLAZA
荷李活商業中心

610 Nathan Road, Mongkok
九龍彌敦道六百一十號

18/F 十八樓

FOR IDENTIFICATION ONLY NOT TO SCALE
此圖主要作識別指示用途，並非依比例繪製

Grand Plaza
雅蘭中心
E2
Bank Ctr EXIT Mongkok
旺角銀行中心出口
N
Shantung St. 山東街
Nathan Road 彌敦道
HOLLYWOOD PLAZA
荷李活商業中心
Soy Street 豉油街
Sai Yeung Choi Street 西洋菜街
Park-In Comm Centre
栢裕商業中心

1812
1813
1815
1816
1817
1818
1819
1820
1821
1822-23
1808-11
1807
1806A
1805 - 1806
1803
1801 - 1802
18S1
Lift Lobby
升降機大堂
Cargo
貨梯
Light Well
光井
PD
HR
AC
AC Duct
Meter Rm
12-22/F Lift
12-22/F Lift
12-22/F Lift
New Wing 新翼
Old Wing 舊翼
Nathan Road 彌敦道
Sai Yeung Choi Street 西洋菜街
Soy Street 豉油街

恒隆地產代理有限公司
HANG LUNG REAL ESTATE AGENCY LIMITED
(015)